UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 7, 2005

CALIPER LIFE SCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28229	33-0675808

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street, Hopkinton, Massachusetts	01748
(Address of Principal Executive Offices)	(Zip Code)
(508) 435-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
ITEM 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1 - PRESS RELEASE DATED 9/8/2005

ITEM 1.01. Entry into a Material Definitive Agreement
On September 7, 2005, Caliper Life Sciences, Inc., a Delaware corporation (“Caliper”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Caliper Services, Inc., a Delaware corporation and direct wholly owned subsidiary of Caliper (“Merger Sub”) and NovaScreen Biosciences Corporation, a Maryland corporation (“NovaScreen”). The Merger Agreement provides that upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into NovaScreen, with NovaScreen continuing as the surviving corporation and a wholly owned subsidiary of Caliper (the “Merger”).
At the effective time and as a result of the Merger, NovaScreen shareholders shall receive $22 million in consideration, subject to adjustment based on certain financial parameters. In addition, Caliper may pay up to $8 million in additional consideration, contingent on the achievement of three defined revenue milestones over the 30-month period following the closing of the Merger. The up-front consideration and milestone payments will be paid 80 percent in Caliper common stock and 20 percent in cash. The valuation of the Caliper common stock to be issued in the transaction as part of the up-front consideration is subject to a “collar” with a floor of $5.35 per share and a ceiling of $7.35 per share. The shares of Caliper common stock to be issued will be issued pursuant to the exemption from registration provided by Regulation D under the Securities Act of 1933, as amended, and Caliper has agreed to file a registration statement covering the resale of such shares following their issuance.
NovaScreen has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) to use all commercially reasonable efforts to take all actions necessary or advisable to permit the consummation of the Merger; (iv) not to solicit proposals relating to alternative business combination transactions, and (v) subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions. Caliper and Merger Sub have also made customary representations, warranties and covenants in the Merger Agreement.
Consummation of the Merger is subject to customary conditions, including (i) approval of the Merger Agreement and the Merger by the stockholders of NovaScreen, (ii) absence of any law or order prohibiting the consummation of the Merger, (iii) subject to certain exceptions, the accuracy of the representations and warranties made by NovaScreen and by Caliper, and (iv) the absence of any material adverse effect on NovaScreen.
The Merger Agreement contains certain termination rights for both Caliper and NovaScreen, including NovaScreen’s right to terminate the Merger Agreement if the volume-weighted average price for Caliper common stock over a ten-day period prior to the closing of the Merger falls below a specified level. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, NovaScreen may be required to pay Caliper a termination fee of $1.5 million.
A copy of the press release announcing the execution of the Merger Agreement is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	Press Release entitled “Caliper Life Sciences to Acquire NovaScreen Biosciences” dated September 8, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caliper Life Sciences, Inc.

Date: September 12, 2005	By:	/s/ Thomas Higgins

Thomas Higgins
Executive Vice President & Chief Financial Officer